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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 2, 1997




                        MATTHEWS STUDIO EQUIPMENT GROUP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                      0-18102                   95-1447751
              ------------------------------------------------
              (Commission file number)       (I.R.S. Employer
                                            Identification No.)



              3111 NORTH KENWOOD STREET, BURBANK, CA        91505
              -----------------------------------------------------
              (Address of principal executive offices)    (Zip Code)



                                (818) 525-5200
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             (Registrant's telephone number, including area code)



                  2405 EMPIRE AVENUE, BURBANK, CA 91504-3399
     ---------------------------------------------------------------------
     (Former name, former address and former fiscal year, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets



On May 2, 1997, Matthews Studio Equipment Group ("the Company") acquired Duke City Video, Inc., ("Duke City"), pursuant to stock exchange agreements dated as of May 2, 1997, among the shareholders of Duke City and Duke City Holdings, Inc., a wholly-owned subsidiary of the Company. Pursuant to the stock exchange agreements the Duke City shareholders received 285,715 restricted shares of the Company's common stock in a transaction exempt from registration under the Securities Act of 1933, and the Company assumed all of the liabilities of Duke City at the acquisition date. The amount of consideration paid to the Duke City shareholders was reached through arms-length negotiations.

Prior to the acquisition, the ownership in Duke City was held by Harold Jay Lefkovitz, Louise Lefkovitz, Patricia Brusati, Steve Ward and John Hensch. Duke City has operations in Albuquerque, New Mexico, Burbank, California and Dallas, Texas. Duke City provides rental services of audio, video, film and professional grip equipment, as well as various levels of production expertise, crews and expendable supplies to the film and television production industry. Duke City will continue its business and operations as a wholly owned subsidiary of the Company.

Information provided by Duke City's management shows Duke City's annual revenues for the year ended December 31, 1996 were approximately $9 million. In addition to the 285,715 restricted and unregistered shares of the Company's common stock given in consideration for 100% of the common stock of Duke City, the Company assumed all of the liabilities of Duke City as of the date of acquisition. Information provided by Duke City's management shows Duke City's total liabilities as of December 31, 1996 were approximately $12.2 million.



Item 7.  Financial Statements and Exhibits

As of the date of this report the financial statements and pro forma data required by this item are not available. It is the Company's intention that such financial statements and pro forma data will be filed within 60 days of the due date of this report, as required under applicable regulations of the Securities and Exchange Commission.



(2) (C) Exhibits



                                 EXHIBIT INDEX


Exhibit        Document Description
-------        --------------------


1. Stock Exchange Agreement and Plan of Reorganization dated as of May 2, 1997, among Patricia M. Brusati, Harold Jay Lefkovitz, Louise K. Lefkovitz, Stephen F. Ward, Duke City Video, Inc. and Duke City Holdings, Inc., without the schedules and exhibits thereto, other than as listed below:

               i. Employment Agreement dated as of May 2, 1997, between Patricia M. Brusati and Duke City Video, Inc.;
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                ii. Employment Agreement dated as of May 2, 1997, between
                    Harold Jay Lefkovitz and Duke City Video, Inc.;

               iii. Employment Agreement dated as of May 2, 1997, between
                    Stephen F. Ward and Duke City Video, Inc.;

                iv. Non-Competition Agreement dated as of May 2, 1997, among
                    Patricia M. Brusati, Duke City Video, Inc. and Duke City Holdings, Inc.;

                 v. Non-Competition Agreement dated as of May 2, 1997, among
                    Harold Jay Lefkovitz, Duke City Video, Inc. and Duke City Holdings, Inc.;

                vi. Non-Competition Agreement dated as of May 2, 1997, among
                    Louise K. Lefkovitz, Duke City Video, Inc. and Duke City Holdings, Inc.;

               vii. Non-Competition Agreement dated as of May 2, 1997, among
                    Stephen F. Ward, Duke City Video, Inc. and Duke City Holdings, Inc.;

              viii. Promissory Note dated as of May 2, 1997 made by
                    Duke City Video, Inc. in favor of   Harold Jay Lefkovitz;

                ix. Promissory Note dated as of May 2, 1997 made by Duke
                    City Video, Inc. in favor of Patricia M. Brusati.

2. Subordination Agreement made by Harold Jay Lefkovitz in favor of Chase Manhattan Bank, as agent, but without the exhibit referenced therein.



3. Stock Exchange Agreement dated as of May 2, 1997, between Duke City Holdings, Inc. and John E. Hensch
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K, to be signed on its behalf by the undersigned hereunto duly authorized.



                               MATTHEWS STUDIO EQUIPMENT GROUP
                                        (Registrant)



Date: May 12, 1997             By:        /s/ Gary Borman
                                  ----------------------------------
                                            Gary Borman
                                Vice President & Corporate Controller